Exhibit 11 - Computation of Earnings per Share
Amen Properties, Inc.


              Period Ending 3/31/08                                           Three Months Ended 3/31/08
--------------------------------------------------                           ------------------------------
                                                     Current
                                          Grant /    Period                    Basic           Diluted
                               Total      Purch.      Days     Year to Date  Weighted         Weighted
    Description                Shares      Date       O/S        Days O/S     Shares           Shares
    -----------                ------     ------      ----       --------     ------           ------
Common Stock                 3,716,182   Various      91         91           338,172,562      338,172,562
Stock Issuance for
Employee Comp                    2,393   1/28/08      63         63               150,759          150,759
Stock Issuance for
Employee Comp                    9,793   2/20/08      40         40               391,720          391,720
Warrants Exercised              18,751   3/1/08       30         30               562,350          562,350
Dilutive Effect of Warrants      8,865   3/1/05       61         61                    --          540,752
Dilutive Effect of Stock
Options                         70,254   Various      91         91                    --        6,393,107
                             ----------                                      -------------    -------------
End of Period                3,826,238                                        339,277,571      346,211,429

Days Outstanding from Beginning of Period                                              91               91
-------------------------------------------------------------------------    -------------    -------------
Weighted Average Number of Common Shares Outstanding                            3,728,325        3,804,521

Net Income from Continuing Operations                                     $     1,003,971  $     1,003,971
-------------------------------------------------------------------------    -------------    -------------
Net Income                                                                $       977,089  $       977,089
                                                                             =============    =============

Net Income from Continuing Operations per Share                           $          0.27  $          0.26
-------------------------------------------------------------------------    -------------    -------------
Net Income per Share                                                      $          0.26  $          0.26
                                                                             =============    =============


Amen Properties, Inc.



                Period Ending 3/31/07                                            Three Months Ended 3/31/07
---------------------------------------------------                            -----------------------------
                                                          Current
                                                Grant /   Period                    Basic           Diluted
                                     Total      Purch.     Days    Year to Date     Weighted       Weighted
    Description                      Shares      Date      O/S      Days O/S        Shares          Shares
    -----------                      ------     ------     ----    --------        ------           ------
Common Stock                        2,290,589  Various     90        90         206,153,010      206,153,010
Preferred A Stock - Convertible       616,447  9/29/00     90        90                  --       55,480,230
Preferred B Stock - Convertible       233,317  1/9/02      90        90                  --       20,998,530
Preferred C Stock - Convertible       500,000  3/1/05      90        90                  --       45,000,000
Dilutive Effect of Warrants            47,034  3/1/05      90        90                  --        4,233,021
Dilutive Effect of Stock Options       34,415  Various     90        90                  --        3,097,349
                                   -----------                                  ------------    -------------
End of Period                       3,721,802                                   206,153,010      334,962,140

Days Outstanding from Beginning of Period                                                90               90
---------------------------------------------------------------------------     ------------    -------------
Weighted Average Number of Common Shares Outstanding                              2,290,589        3,721,802

Net Income from Continuing Operations                                       $       570,255  $       570,255
---------------------------------------------------------------------------     ------------    -------------
Net Income                                                                  $       508,923  $       508,923
                                                                                ============    =============

Net Income from Continuing Operations per Share                             $          0.25  $          0.15
---------------------------------------------------------------------------     ------------    -------------
Net Income per Share                                                        $          0.22  $          0.14
                                                                                ============    =============


                                       34